Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-260158) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, and 2018 Stock Plan of Theseus Pharmaceuticals, Inc. of our report dated March 10, 2022, with respect to the consolidated financial statements of Theseus Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 10, 2022